Exhibit 99.1

NMS Communications Announces Financial Results for the Second Quarter Ended June 30, 2008

FRAMINGHAM, Mass.--(BUSINESS WIRE)--NMS Communications Corporation (NASDAQ: NMSS), a leading provider of applications and platforms for value-added services in mobile telecommunications today announced financial results for the second quarter ended June 30, 2008.

Total revenues from continuing operations for the second quarter of 2008 were $17.1 million, a decrease of 17% compared to $20.6 million for the corresponding quarter in 2007, and a decrease of 11% compared to $19.2 million for the first quarter of 2008. Loss from continuing operations for the second quarter of 2008 was $(8.0) million, or $(0.18) per share, compared to a loss from continuing operations of $(2.2) million, or $(0.05) per share, for the second quarter of 2007. Net loss for the second quarter of 2008 was $(8.2) million, or $(0.18) per share, an increase compared to a net loss of $(3.1) million, or $(0.07) per share, for the second quarter of 2007. The second quarter of 2008 includes $1.0 million in restructuring charges associated with real estate consolidation.

Non-GAAP loss from continuing operations was $(6.3) million, or $(0.14) per share, for the second quarter of 2008, compared to a non-GAAP loss from continuing operations of $(0.6) million, or $(0.01) per share, in the second quarter of 2007. Our non-GAAP loss from continuing operations for the second quarter of 2008 includes the previously mentioned restructuring charges. A complete reconciliation between net loss and loss per share on a GAAP basis and a non-GAAP basis is provided in the financial tables at the end of this press release.

Cash, cash equivalents and marketable securities totaled $9.3 million on June 30, 2008, compared to $10.4 million at the end of the previous quarter.

Business Perspective

“Revenues from the LiveWire Mobile business were impacted this quarter by revenue recognition timing delays in the capex portion of our business; a significant portion of these delays were resolved early in the third quarter,” said Bob Schechter, NMS Communications Corporation Chairman and CEO. “We are seeing early success cross selling new services into our existing customer base. For example, in the second quarter we launched a new integrated storefront for 3UK, a former full-track music and video customer of Groove Mobile, which now includes ringtones from LiveWire Mobile to deliver an enhanced user experience. This is an example of how our expanded value proposition, which provides operators with a one-stop shop for their mobile personalization offerings, is resonating in the marketplace.”

"The NMS Communications business continued to experience a challenging deployment environment in the Asia Pacific region, resulting in revenues that were essentially flat with the prior quarter. However, we were still able to deliver strong gross and contribution margins for this business. We recently announced the availability of our Vision CX Video Gateway which is a new carrier-ready media and signaling gateway that connects more mobile users to video content, fueling mobile video adoption and helping to drive operator revenues around the world. We are excited about this new product and believe it is a clear differentiator for the NMS Communications business,” Schechter continued.

“In summary, our outlook for the second half of the year is stronger for both LiveWire Mobile and the NMS Communications business. We remain focused on our two businesses in order to capitalize on the opportunities we see in the distinct markets we serve, and are working to realize the value creation they afford. We also remain focused on generating strong contribution margins in the NMS Communications business and improving contribution margins for LiveWire Mobile,” Schechter concluded.

Guidance

The Company continues to expect LiveWire Mobile to exit 2008 with a revenue run rate in excess of $30 million, while it continues to expect the NMS Communications business to see modest revenue growth in the second half of 2008 over the first half of 2008. We expect the overall Company to deliver break-even to modest non-GAAP profitability in the fourth quarter of 2008. The Company continues to expect LiveWire Mobile to reach positive contribution margin on a non-GAAP basis in the fourth quarter of 2008.

The Company currently expects third quarter of 2008 total revenues to be up 5% to 10% from the second quarter of 2008. On a non-GAAP basis, we currently expect to incur a modest operating loss for the third quarter of 2008.

NMS Conference Call Web Cast

NMS Communications Corporation issues web casts for its conference calls to assure the broad dissemination of information in real time. The second quarter 2008 conference call, which is scheduled for 5:00 p.m. ET today, July 31, 2008, will be available live via the Internet by accessing the NMS web site at http://www.nmss.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

A replay will be available on the website at http://ir.nmscommunications.com/events.cfm, or you may listen to the replay by calling 719-457-0820 and entering the passcode 6137429. The replay will be available from 8:00 p.m. ET, Thursday, July 31, 2008 until Midnight, Thursday, August 7, 2008.

About NMS Communications Corporation

NMS Communications Corporation (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmss.com for more information.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about our expected future financial and operating performance and demand for and performance of our products and growth opportunities. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, difficulty in integrating Groove Mobile’s operations with the Company’s LiveWire Mobile division, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's managed services strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2007. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Use of Non-GAAP Financial Measures

In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP income (loss) from continuing operations, non-GAAP net income (loss) and non-GAAP earnings (loss) per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating it results of operations. Management uses these non-GAAP financial measures when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, the Company has excluded stock-based compensation, the other-than-temporary impairment of Verso common stock and amortization of intangible assets from its non-GAAP financial measures. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

NMS Communications, LiveWire Mobile, OpenAccess and MyCaller are trademarks of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.

NMS COMMUNICATIONS CORP.
Consolidated Statements of Operations
(In $000's except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)

Revenues	$17,089	$20,625	$36,265	$38,600

Cost of revenues	7,883	8,182	14,664	15,759

Gross profit	9,206	12,443	21,601	22,841
	54%	60%	60%	59%
Operating expenses:
Selling, general and administrative	10,604	10,104	21,263	20,469
Research and development	5,498	4,662	10,610	9,312
Restructuring	1,025	-	1,415	-
Total operating expenses	17,127	14,766	33,288	29,781

Operating loss	(7,921)	(2,323)	(11,687)	(6,940)

Other income (expense), net	72	144	(1,941)	410

Loss from continuing operations before income taxes	(7,849)	(2,179)	(13,628)	(6,530)

Income tax expense	192	20	491	71

Loss from continuing operations	(8,041)	(2,199)	(14,119)	(6,601)

Loss from discontinued operations (net of income tax benefit of $0, $25, $0 and $49, respectively)	-	(856)	-	(1,572)
Loss on disposal of discontinued operations	(208)	-	(367)	-

Net loss	$(8,249)	$(3,055)	$(14,486)	$(8,173)

Net loss from continuing operations per common share-basic and diluted	$(0.18)	$(0.05)	$(0.31)	$(0.15)

Net loss per common share-basic and diluted	$(0.18)	$(0.07)	$(0.32)	$(0.19)

Shares used in net loss per common share-basic and diluted	45,552	44,084	45,079	43,674

NMS COMMUNICATIONS CORP.
Condensed Consolidated Balance Sheet
(In $000)

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,257	$20,179
Marketable securities	-	9,993
Accounts receivable, net of allowance for uncollectable accounts of $264 and $113, respectively	10,641	13,762
Inventories	2,856	2,720
Prepaid expenses and other assets	2,598	3,414
Total current assets	25,352	50,068

Property and equipment, net	4,885	5,096
Goodwill	11,189	5,427
Other intangible assets, net	13,172	4,185
Other assets	3,091	2,964
Total assets	$57,689	$67,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$4,471	$6,846
Accrued expenses and other liabilities	6,555	7,557
Accrued restructuring, current portion	1,545	938
Capital lease, current portion	297	-
Revolving line of credit	3,987	-
Deferred revenue	3,014	3,414
Total current liabilities	19,869	18,755
Accrued restructuring	1,882	1,811
Capital lease obligations	196	-
Accrued warranty	72	171
Total liabilities	22,019	20,737
Stockholders' equity	35,670	47,003
Total liabilities and stockholders' equity	$57,689	$67,740

NMS COMMUNICATIONS CORP.
Reconciliation of GAAP Statement of Operations to Non-GAAP Results
(In $000's except per share data)

	Three Months Ended
	June 30,
	2008						2007
	GAAP	(a)	Adjust-ments		Non-GAAP	(b)	GAAP	(a)	Adjust-ments		Non-GAAP	(b)
	Results		to GAAP Results		Results		Results		to GAAP Results		Results
	(Unaudited)

Revenues	$17,089				$17,089		$20,625				$20,625

Cost of revenues	7,883		(991)	(c,d)	6,892		8,182		(308)	(c,d)	7,874

Gross profit	9,206		991		10,197		12,443		308		12,751
	54%						60%
Operating expenses:
Selling, general and administrative	10,604		(757)	(c,d)	9,847		10,104		(1,130)	(c,d)	8,974
Research and development	5,498		(31)	(c)	5,467		4,662		(118)	(c)	4,544
Restructuring	1,025				1,025		-				-
Total operating expenses	17,127		(788)		16,339		14,766		(1,248)		13,518

Operating loss	(7,921)		1,779		(6,142)		(2,323)		1,556		(767)
							-
Other income, net	72		-		72		144				144

Loss from continuing operations before income taxes	(7,849)		1,779		(6,070)		(2,179)		1,556		(623)
							-
Income tax expense	192				192		20				20

Loss from continuing operations	(8,041)		1,779		(6,262)		(2,199)		1,556		(643)

Loss from discontinued operations	-				-		(856)				(856)
Loss on disposal of discontinued operations	(208)				(208)		-				-

Net loss	$(8,249)				$(6,470)		$(3,055)				$(1,499)

Net loss from continuing operations per common share-basic and diluted	$(0.18)				$(0.14)		$(0.05)				$(0.01)

Net loss per common share-basic and diluted	$(0.18)				$(0.14)		$(0.07)				$(0.03)

Shares used in net loss per common share-basic and diluted	45,552				45,552		44,084				44,084

(a)	The Unaudited Consolidated Statement of Operations, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

(b)	The Unaudited Consolidated Statement of Operations, presented on a basis other than GAAP, is intended to enhance the reader's understanding of the Company's results from operations.

(c)	Stock-based compensation expense
(d)	Amortization of identified intangible assets

NMS COMMUNICATIONS CORP.
Reconciliation of GAAP Statement of Operations to Non-GAAP Results
(In $000's except per share data)

	Six Months Ended
	June 30,
	2008						2007
	(Unaudited)

	GAAP	(a)	Adjustments		Non-GAAP	(b)	GAAP	(a)	Adjustments		Non-GAAP	(b)
	Results		to GAAP Results		Results		Results		to GAAP Results		Results

Revenues	$36,265				$36,265		$38,600				$38,600

Cost of revenues	14,664		(1,407)	(c,d)	13,257		15,759		(617)	(c,d)	15,142

Gross profit	21,601		1,407		23,008		22,841		617		23,458
	60%						59%
Operating expenses:
Selling, general and administrative	21,263		(2,552)	(c,d)	18,711		20,469		(2,327)	(c,d)	18,142
Research and development	10,610		(93)	(c)	10,517		9,312		(239)	(c)	9,073
Restructuring	1,415				1,415		-				-
Total operating expenses	33,288		(2,645)		30,643		29,781		(2,566)		27,215

Operating loss	(11,687)		4,052		(7,635)		(6,940)		3,183		(3,757)

Other income (expense), net	(1,941)		1,881	(e)	(60)		410		-		410

Loss from continuing operations before income taxes	(13,628)		5,933		(7,695)		(6,530)		3,183		(3,347)

Income tax expense	491		-		491		71		-		71

Loss from continuing operations	$(14,119)		$5,933		$(8,186)		$(6,601)		$3,183		$(3,418)

Loss from discontinued operations	-				-		(1,572)				(1,572)
Loss on disposal of discontinued operations	(367)				(367)		-				-

Net loss	$(14,486)				$(8,553)		$(8,173)				$(4,990)

Net loss from continuing operations per common share-basic and diluted	$(0.31)				$(0.18)		$(0.15)				$(0.08)

Net loss per common share-basic and diluted	$(0.32)				$(0.19)		$(0.19)				$(0.11)

Shares used in net loss per common share-basic and diluted	45,079				45,079		43,674				43,674

(a)	The Unaudited Consolidated Statement of Operations, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

(b)	The Unaudited Consolidated Statement of Operations, presented on a basis other than GAAP, is intended to enhance the reader's understanding of the Company's results from operations.

(c)	Stock-based compensation expense
(d)	Amortization of identified intangible assets
(e)	Other-than-temporary impairment loss on marketable securities

CONTACT:
NMS Communications
Herb Shumway, 508-271-1481
CFO
Herb_Shumway@nmss.com
or
ICR, Inc.
Staci Mortenson, 203-682-8273
SVP
Staci.Mortenson@icrinc.com